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                                                                    Exhibit 21.1

                  Subsidiaries of Internet Capital Group, Inc.


                                                            Jurisdiction
                                                                 of
Name                                                        Incorporation
----                                                       --------------
Internet Capital Group Operations, Inc.                       Delaware
ICG Holdings, Inc.                                            Delaware
Anthem Ventures Fund, L.P.                                    Delaware
Blackboard, Inc.                                              Delaware
Captive Capital Corporation (fka eMarket Capital, Inc.)       Delaware
Channel Intelligence, Inc.                                    Delaware
Creditex Group Inc.                                           Delaware
Emptoris, Inc.                                                Delaware
Entegrity Solutions Corporation                              California
Freeborders, Inc.                                             Delaware
GoIndustry plc                                                 Germany
ICG Commerce Holdings, Inc.                                   Delaware
   ICG Commerce, Inc.                                       Pennsylvania
   ICG Commerce Investments, LLC                              Delaware
   ICG Commerce International, LLC                            Delaware
   ICG Commerce Mexico I, LLC                                 Delaware
   ICG Commerce Mexico II, LLC                                Delaware
   ICG Commerce UK Limited                                 United Kingdom
   ICG Commerce Singapore Pte Ltd.                            Singapore
   ICG Commerce Germany GmbH                                   Germany
   ICG Commerce Latin America, S. de. R.L., de C.V.            Mexico
   ICG Commerce Services, S. de. R.L. de C.V.                  Mexico
   epValue.com, Inc.                                          Delaware
ICG Patent, Inc.                                              Delaware
Investor Force Holdings, Inc.                                 Delaware
   Investor Force, Inc.                                       Delaware
   Investor Force Securities, Inc.                            Delaware
Jamcracker, Inc.                                              Delaware
LGO Corporation (fka Logistics.com, Inc.)                     Delaware
Marketron International, Inc. (fka Buymedia, Inc.)            Delaware
Metastorm Inc.                                                Maryland
OneCoast Network Holdings, Inc. (fka USgift Corporation)       Georgia
Qcorps Residential, Inc. (dba WhiteFence)                     Delaware
StarCite, Inc.                                                Delaware
Tibersoft Corporation                                       Massachusetts
Vcommerce Corporation                                         Delaware

Unless otherwise provided, each of the subsidiaries named above do business under the same name.